                                                                    Exhibit 10.7


[AIG LOGO]                                      AMERICAN INTERNATIONAL COMPANIES
                                                                175 WATER STREET
                                                                    NEW YORK, NY
                                                                           10038


                       AMERICAN INTERNATIONAL COMPANIES(R)


                     REVISED CONDITIONAL BINDER OF INSURANCE

                 (ALL CAPITALIZED TERMS AS HEREINAFTER DEFINED)


REVISED BINDER
DATE:                   March 18, 2002

ORIGINAL BINDER
DATE:                   November 30, 2001

INSURED:                Synopsys, Inc. (and its successors)
                        19500 Northwest Gibbs Dr., # 300
                        Beaverton, OR  97006

COMPANY DEFENDANT:      Avant!, Inc. and any present or future parents,
                        subsidiaries, affiliates or successors in interest who are named as a defendant in the Action.

INSURER: Birmingham Fire Insurance Company of Pennsylvania c/o Loss Mitigation Unit
                        175 Water Street, 10th Floor
                        New York, NY  10038

COVERAGE:               Litigation Protection

FORM: Manuscripted Litigation Protection Agreement ("Agreement") (attached hereto as Exhibit C).

This Revised Conditional Binder of Insurance (the "Revised Binder" or the "Binder") shall replace the Conditional Binder of Insurance dated November 30, 2001 (the "Original Binder"). All of the terms, conditions and provisions of this Revised Binder shall be the same as the Original Binder (including that the representations and warranties contained in this Revised Binder shall be only as of the Original Binder Date), except that the previous insurer (National Union Fire Insurance Company of Pittsburgh, Pa.)(the "Original Insurer") is hereby replaced with the Insurer (Birmingham Fire Insurance Company of Pennsylvania), an affiliate of the Original Insurer, in this Revised Binder and the Exhibits hereto.

BASED ON THE INFORMATION SUBMITTED, WE ARE PLEASED TO BIND THE COVERAGE AS DESCRIBED IN THIS BINDER SUBJECT TO THE FOLLOWING CONDITIONAL REQUIREMENTS:



Page 1 of 7
                THIS BINDER ONLY PROVIDES A SUMMARY OF COVERAGE.
         PLEASE REFER TO THE AGREEMENT FOR ACTUAL TERMS AND CONDITIONS.

[AIG LOGO]                                      AMERICAN INTERNATIONAL COMPANIES
                                                                175 WATER STREET
                                                                    NEW YORK, NY
                                                                           10038


CONDITIONAL
REQUIREMENTS:

                        1. A $10,000,000 fee ("Binder Fee") was received by the Original Insurer by wire transfer on or before December 3, 2001. The underwriting fee of $100,000 ("Underwriting Fee") and due diligence funding of $60,000 previously paid by the Insured shall be non-refundable, although the Underwriting Fee, along with the Binder Fee, shall reduce, dollar for dollar, the Premium due under the Agreement. The Binder shall be canceled and a portion of the Binder Fee shall be refundable to the Insured in part under the following conditions:

                              a. In the event that (i) the proposed acquisition or merger transaction between Avant! and the Insured is terminated ("Transaction Termination") because of disapproval of the Transaction by the Insured's or Avant!'s directors or shareholders, failure to obtain necessary approvals from governmental or regulatory bodies or the occurrence of a termination event and termination pursuant to any Transaction Agreement between the parties, and (ii) Conditional Requirement 1(c) does not occur prior to a Transaction Termination, the Insurer shall refund $7,500,000 to the Insured within ten (10) business days after the Insurer receives notice of Transaction Termination;

                              b. In the event of a Transaction Termination because of a mutual agreement to discontinue the Transaction or for any other reason other than because of an event under 1(a) above or 1(c) or 1(d) below, the Insurer shall refund $5,000,000 to the Insured within ten (10) business days after the Insurer receives notice of Transaction Termination;

                              c. In the event that on or before December 7, 2001
                              (1) the Transaction Agreement was never executed and never became effective and (2) no merger or acquisition (or related) announcement or disclosure of the execution of the Transaction Agreement was made on or before that date, the Insurer shall refund $9,000,000 to the Insured within ten (10) business days after the Insurer receives notice that the Transaction was never agreed to;

                              d. In the event that the litigation between Cadence Design Systems, Inc. v. Avant!, Inc. (pending in U.S.D.C., N.D. Ca. and including any appeals and related proceedings) (the "Action", to be further defined in the Agreement) is settled ("Settlement") prior to the Effective Date, the Insurer shall owe no refund of the Binder Fee.



Page 2 of 7
                THIS BINDER ONLY PROVIDES A SUMMARY OF COVERAGE.
         PLEASE REFER TO THE AGREEMENT FOR ACTUAL TERMS AND CONDITIONS.

[AIG LOGO]                                      AMERICAN INTERNATIONAL COMPANIES
                                                                175 WATER STREET
                                                                    NEW YORK, NY
                                                                           10038


                              e. The Binder Fee shall not be refundable, in whole or in part, other than pursuant to the terms of Conditional Requirement 1(a), (b), (c), and
                              (d).

                        2. The Insured will provide an executed copy of the purchase and sale agreement ("Transaction Agreement") for the Transaction as soon as is reasonably practicable following execution, and will provide such information about the status of negotiations and terms as the Insurer may reasonably require. In the event of Transaction Termination or Settlement, the Insured shall promptly notify the Insurer.

BINDER PERIOD:          Original Binder Date to the Effective Date of the
                        Agreement.

POLICY PERIOD:          Effective Date:   The Transaction Effective Time (to be
                                          defined in the Agreement), unless
                                          Premium is unpaid

                        Expiration Date:  Settlement or Final Adjudication (both
                                          terms to be defined in the Agreement)
                                          of the Action or Commutation (as
                                          defined in the Clause 3(c) of the
                                          Agreement)

                        The Binder shall be noncancelable according to its terms unless Conditional Requirement 1 (including 1(a), 1(b), 1(c) or 1(d)) causes the Binder to be canceled.

CURRENCY:               All amounts shown shall be in $US.

LIMIT OF LIABILITY:     The sum of $500 million and the Interest Element Amount
                        (to be defined in the Agreement) IN THE AGGREGATE

RETENTION:              $0

PREMIUM:                $335 million

PREMIUM PAYMENT
CONDITIONS:             To be defined in the Agreement.


LOSS SETTLEMENT TERMS
AND CONDITIONS:         In the Policy Period, to be defined in the Agreement.

                        In the Binder Period:




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                THIS BINDER ONLY PROVIDES A SUMMARY OF COVERAGE.
         PLEASE REFER TO THE AGREEMENT FOR ACTUAL TERMS AND CONDITIONS.

[AIG LOGO]                                      AMERICAN INTERNATIONAL COMPANIES
                                                                175 WATER STREET
                                                                    NEW YORK, NY
                                                                           10038


                        1. In the event of Transaction Termination or Settlement, the Insured shall promptly notify the Insurer.

                        2. The Insured shall promptly provide such information about the status of efforts to settle the Action as the Insurer may reasonably require, provided that the Insured has access to the requested information pursuant to agreements with Avant! or otherwise and is permitted to disclose such information. The Insured shall take all reasonable steps to ensure that disclosure to the Insurer is permitted. Moreover, the Insured agrees to inform the Company Defendant, as soon as reasonably practicable after the Original Binder Date, that it would be in violation of Section 5.1 "Conduct of Business of the Company" (as it appears as of the November 28, 2001 draft or any equivalent section of a subsequent or final draft) of the Transaction Agreement if it makes an offer of settlement regarding the Action and that such violation may allow the Insured to terminate the Transaction under the Transaction Agreement. The Insured agrees to inform the Insurer after it so informs the Company Defendant.

                        3. The Insured shall promptly provide to the Insurer such information as it may possess or have access to regarding proceedings, including but not limited to discovery, motion practice, hearings and appellate proceedings, in the Action as the Insurer may reasonably request, provided, however, that the Insured need not disclose such information if it (i) reasonably believes such information is privileged, (ii) reasonably believes that disclosure would materially affect its ability to maintain privilege, or (iii) reasonably believes the information is not disclosable except by material breach of the Transaction Agreement. The Insured shall take all reasonable steps to secure equal access of the Insurer to all information to which the Insured has access regarding the Actions.

                        4. The Insured must keep the Insurer informed of progress toward closing the Transaction and provide advance notice, to the greatest extent reasonably practicable, to the Insurer of the date that the Transaction will become effective.

REPRESENTATIONS AND
WARRANTIES:
                        To the knowledge and belief of the Insured as of the Original Binder Date, all factual information provided to the Original Insurer in connection with the underwriting of the coverage provided by the Agreement by the Insured and its officers and employees on or before the Original Binder Date, whether orally or in writing, is accurate and does not contain any misrepresentations.




Page 4 of 7
                THIS BINDER ONLY PROVIDES A SUMMARY OF COVERAGE.
         PLEASE REFER TO THE AGREEMENT FOR ACTUAL TERMS AND CONDITIONS.

[AIG LOGO]                                      AMERICAN INTERNATIONAL COMPANIES
                                                                175 WATER STREET
                                                                    NEW YORK, NY
                                                                           10038


                        The Insured makes further representations and warranties as of the Original Binder Date (as stated in Exhibit B) regarding the factual information contained in Exhibit B.

                        If these Representations and Warranties are breached in any material respect, the Insurer may cancel the Binder and the Insured will receive no refund of the Binder Fee. In no event, including if Premium is not paid as required in the Policy for the Policy to become effective or arising from cancellation under this paragraph (or any other reason prior to the Effective
                        Date), shall the liability of the Insured or any of its affiliates to the Insurer exceed the Binder Fee.


DISCLOSURE PROVISION:   The Original Insurer and the Insured have agreed to
                        amend their Confidentiality Agreement, executed as of August 8, 2001. The fourth paragraph is replaced by the following (capitalized terms not defined in this amendment shall have the definitions in the Confidentiality Agreement):


                        This Agreement shall not prohibit the Parties from disclosing Confidential Material (i) if legally required to do so, including without limitation as required by the Securities Act of 1933 or the Securities Exchange Act of 1934, (ii) as required by the SEC in connection with its review of the registration statement (and associated documents) for the proposed merger/acquisition transaction between the Company and Avant! ("Transaction"), or (iii) to other parties if disclosure is limited to that contained in the Proposed Disclosure (attached as Exhibit A) or the registration statement (if its content differs from the Proposed Disclosure by the operation of (ii)), provided that the Company must make a reasonable, good faith effort to obtain the consent of the SEC to the Proposed Disclosure, which contains Confidential Material, prior to making any other or additional required disclosures of Confidential Material. The Insured must (1) inform AIG of SEC requests for other or additional disclosures
                        (2) consult with AIG on proposing to the SEC other or additional disclosure that is consistent with the AIG's interests, and (3) and duly consider any input given by AIG. Other than in connection with the Proposed Disclosure, in the event that any Party receives notice of an actual or potential court action the consequence of which may be the creation or enforcement of a legal requirement that either of the Parties (or any of their Representatives) disclose any Confidential Material, the Party on notice of such an attempt to compel disclosure shall promptly notify the other Party hereto so that the



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                THIS BINDER ONLY PROVIDES A SUMMARY OF COVERAGE.
         PLEASE REFER TO THE AGREEMENT FOR ACTUAL TERMS AND CONDITIONS.

[AIG LOGO]                                      AMERICAN INTERNATIONAL COMPANIES
                                                                175 WATER STREET
                                                                    NEW YORK, NY
                                                                           10038


                        other Party may take all steps that they deem advisable to protect the confidentiality agreed to herein. This paragraph of this Agreement shall continue in full force and effect, unless altered or released in writing by the Parties, until the Effective Date of an insurance agreement ("Insurance Agreement") between the Parties occurs and shall then be superceded by the terms of the Insurance Agreement.

MISCELLANEOUS:          The descriptions in the headings of this Binder are
                        solely for convenience, and form no part of the terms and conditions of coverage. This Binder is the entire agreement between the parties with respect to its subject matter, and supersedes any prior oral or written communications between the parties, including without limitation the Original Binder and any term sheet
                        (except for the Confidentiality Agreement of August 8,
                        2001). This Binder may only be amended or the rights of the Insurer and Insured modified in a written amendment signed by both parties. This Binder shall be governed by the internal laws of the State of Delaware.

COUNTERPARTS:           This Binder may be executed in two or more counterparts,
                        each of which shall be deemed an original, but all of which together shall constitute one and the same document.



      [REST OF PAGE INTENTIONALLY LEFT BLANK]







Page 6 of 7
                THIS BINDER ONLY PROVIDES A SUMMARY OF COVERAGE.
         PLEASE REFER TO THE AGREEMENT FOR ACTUAL TERMS AND CONDITIONS.

[AIG LOGO]                                      AMERICAN INTERNATIONAL COMPANIES
                                                                175 WATER STREET
                                                                    NEW YORK, NY
                                                                           10038




      IN WITNESS WHEREOF, THE INSURED, THE ORIGINAL INSURER AND THE INSURER HAVE CAUSED THIS BINDER TO BE SIGNED BY, IN THE CASE OF THE INSURED, ITS CHIEF FINANCIAL OFFICER, AND, IN THE CASE OF THE ORIGINAL INSURER AND THE INSURER, ITS AUTHORIZED REPRESENTATIVE.




                        National Union Fire Insurance Company of Pittsburgh, Pa.

                        Birmingham Fire Insurance Company of Pennsylvania

                        /s/ John A. Rudolf
                        ----------------------------------------

                        By:    John A. Rudolf

                        Title: Authorized Representative

                        Date:  March 18, 2002




                        Synopsys, Inc.

                         /s/ Robert B. Henske
                        ---------------------------------------

                        By:    Robert B. Henske

                        Title: Chief Financial Officer

                        Date:  March 18, 2002




Page 7 of 7
                THIS BINDER ONLY PROVIDES A SUMMARY OF COVERAGE.
         PLEASE REFER TO THE AGREEMENT FOR ACTUAL TERMS AND CONDITIONS.

                                    EXHIBIT A

      Synopsys has agreed to enter into a policy with an insurance company ("Insurer") rated AAA by Standard & Poors. Under the policy, insurance will be provided to pay Synopsys an amount equaling certain compensatory, exemplary and punitive damages, penalties and fines, and attorneys' fees arising out of the Avant!/Cadence litigation ("Covered Loss") as described below. The policy does not provide coverage for litigation other than the Avant!/Cadence litigation. In exchange for a binding fee of $10,000,000 paid by Synopsys, the insurance company has issued a legally binding commitment to provide the coverage, effective following the closing of the merger. Such fee is refundable in part to Synopsys in the event the merger does not become effective. Otherwise, the fee will be credited against the premium to make the insurance effective, which must be paid by Synopsys to the insurance company on or about the closing of the merger.

      In return for a premium of $335 million (including the binding fee), the insurance company will be obligated to pay Covered Loss up to a limit of liability equaling (a) $500 million plus (b) interest accruing at the fixed rate of 2%, compounded semi-annually, on $250 million (the "Interest Element"). The policy will expire upon a final judgment or settlement of the Avant!/Cadence litigation or any earlier date upon Synopsys's election. Upon such expiration, Synopsys will be entitled to a payment equal to $250 million plus the Interest Element less any loss paid under the policy.

      As discussed above, Covered Loss may arise from exemplary and punitive damages, fines and penalties. In some jurisdictions, it may be against public policy to provide insurance for willful acts, punitive damages or similar claims. This could potentially affect the validity of certain elements of the policy. The legal agreement governing the arrangement will be governed by the laws of the State of Delaware. Synopsys believes that the arrangement will be enforceable in Delaware, but there can be no assurance in this regard. To the extent the Insurer is prevented from paying Covered Loss on grounds of public policy, Insurer may be obligated to refund a portion of the premium to Synopsys.

      The first $250 million of the insurance premium will be included in the Company's balance sheet, plus accrued interest to date, as a long-term restricted asset. Interest earned on that amount will be included in other income on the statement of operations. The balance of the premium to be paid to the insurance company, $85 million will be immediately charged to expense as of the date of the merger.

      (see comments attached)

General comments regarding these suggested financial statement disclosures:

Note 1:

Please note, under SEC regulations, the total amount of expenses incurred with closing the deal, for the accounting period in which the deal is consummated, will be disclosed as noted in the various sections below. This may entail further detailed amounts of the expenses depending on the total amount. In any event, the insurance premium expense of $85 million will be apparent to readers of the financial statements, as disclosed as part of the transaction costs associated with the merger agreement.

Note 2:

These disclosures, in appropriate part, will appear in the Notes to the Company's Financial Statements, the Management Discussion and Analysis section, the Liquidity and Capital Resources section (as it relates to the restricted asset), the Legal Proceeding section of the Company's 10Q and 10K. These disclosures, in appropriate part, will also be disclosed in Risk Factors.

                                    EXHIBIT B

NOVEMBER 30, 2001

Synopsys does not possess information contradicting the following statements. Synopsys makes no representation that the statements below present a complete description, without material omissions, of facts relevant to any legal issue or conclusion, or that any inferences or conclusions drawn from the statements below are correct or not misleading:

There have been no settlement discussions in the Action between officers or directors of Cadence and officers or directors of Avant! other than in a mediation in 1999.

                                    EXHIBIT C
                                EXECUTION DRAFT



                                                        POLICY NUMBER: xxx-xx-xx


                 [AIG LOGO] AMERICAN INTERNATIONAL COMPANIES(R)


[ ] AIU Insurance Company
[ ] American Home Assurance Company
[ ] American International Pacific Insurance Company
[ ] American International South Insurance Company
[X] Birmingham Fire Insurance Company of Pennsylvania
[ ] Granite State Insurance Company
[ ] Illinois National Insurance Co.
[ ] National Union Fire Insurance Company of Pittsburgh, Pa.
[ ] National Union Fire Insurance Company of Louisiana
[ ] New Hampshire Insurance Company

                (each of the above being a capital stock company)

--------------------------------------------------------------------------------

                         LITIGATION PROTECTION AGREEMENT

                                  DECLARATIONS

ITEM 1.     NAMED CORPORATION:              Synopsys, Inc.

            MAILING ADDRESS:                19500 Northwest Gibbs Dr., #300
                                            Beaverton, OR  97006

            STATE OF INCORPORATION OF
            THE NAMED CORPORATION:          Delaware

ITEM 2.     POLICY PERIOD:                  Effective Date: the Transaction
                                            Effective Time, unless Premium
                                            remains unpaid

                                            Expiration Date: Settlement or Final
                                            Adjudication of the Action or
                                            Commutation pursuant to Clause 3(c)

ITEM 3.     RETENTION:                      $0

ITEM 4.     LIMIT OF LIABILITY:             See Clause 5


ITEM 5.     PREMIUM:                        See Clause 4

                                    EXHIBIT C
                                EXHIBITION DRAFT


ITEM 6.     NAME AND ADDRESS OF INSURER ("Insurer"):
            (This Agreement is issued only by the insurance company indicated below.)

            BIRMINGHAM FIRE INSURANCE COMPANY OF PENNSYLVANIA
            c/o Loss Mitigation Unit
            175 Water Street, 10th Floor
            New York, New York 10038


IN WITNESS WHEREOF, the Insurer has caused this Agreement to be signed on the Declarations Page, by a duly authorized representative of the Insurer.






                    ----------------------------------------
                                 John A. Rudolf
                            AUTHORIZED REPRESENTATIVE

                                    EXHIBIT C
                                EXHIBITION DRAFT

                         LITIGATION PROTECTION AGREEMENT

This Litigation Protection Agreement ("Agreement") is made and entered into as of the XXth day of TBD, 2002 by the Insured and the Insurer.

WHEREAS, the Insured desires to protect itself against certain Loss resulting from a Final Adjudication or Settlement or defense of the Action.

NOW, THEREFORE, in consideration of the payment of Premium required by Clause 4 herein and in reliance on the Representations and Warranties and Covenant made in Clause 9, the Insured and the Insurer agree as follows:

1.    INSURING AGREEMENT

      The Insurer shall pay to the Insured (except as provided in Clause 2(r) herein) all Loss (all capitalized terms as hereinafter defined).

2.    DEFINITIONS

      a.)   "Action" shall mean Cadence Design Systems, Inc. v. Avant!, Inc., et
      al., Case No. CV 95-20828 RMW ("Existing Action") and all related proceedings (including appeals) and any amendment to, refiling of, or newly-filed civil action, provided that such amendment, refiling or newly-filed action arises from substantially the same facts as those alleged in the Existing Action at the Binder Date.

      b.)   "Appeal Bond" shall mean any bond or similar security (up to the
      Limit of Liability) required to stay or delay the execution of any judgment for Loss in the Action pending appeal. The Insurer shall make a good faith effort to obtain an Appeal Bond if such a judgment is rendered and an appeal is intended, provided that the Insurer shall be under no obligation to write a bond itself or to obtain a bond from its parents, affiliates or subsidiaries.

      c.)   "Base Amount" shall mean two hundred fifty million dollars
      ($250,000,000).

      d.)   "Base Remainder Amount" shall mean any amount of the Base Amount not expended by the Insurer to pay Loss.

      e.)   "Binder Date" shall mean November 30, 2001.

      f.)   "Commutable Amount" shall mean the sum of Base Remainder Amount and any

                                    EXHIBIT C
                                EXHIBITION DRAFT

      Interest Element Remainder Amount.

      g.)   "Commutation" shall mean the process described in Clause 3(c).

      h.)   "Company Defendant" shall mean Avant!, Inc., and any present or future parents, subsidiaries, affiliates and successors in interest that are named as a defendant in the Action.

      i.)   "Defendants" shall mean the Company Defendant and the Individual
      Defendants.

      j.)   "Defense Costs" shall mean all reasonable legal and expert fees, other costs (including premium and costs incurred in obtaining any appeal bond, attachment bond or similar bond), and court costs that (i) result solely from the investigation, adjustment, and defense of the Action and
      (ii) are payable by the Insured or the Company Defendant, either for their own obligations or as indemnification of the Individual Defendants (provided that any such agreement with or obligation to the Individual Defendants named in the Action as of the Binder Date must have preceded the Binder Date or must be a successor to such agreement or obligation which provides no additional or enhanced indemnification rights). Defense Costs shall not include (1) amounts otherwise meeting the requirements of this definition which are incurred (whether or not billed) outside the Policy Period; (2) salaries and other compensation of the Insured, the Defendants and their officers, directors, and employees; and (3) litigation or related expenses of any current, former or future directors, officers or employees of the Insured or the Defendants, if not otherwise required to be paid, whether by law, pursuant to the by-laws or charter of the Insured or the Company Defendant, or by agreement (provided that any such agreement with or obligation to the Individual Defendants named in the Action as of the Binder Date must have preceded the Binder Date or must be a successor to such agreement or obligation which provides no additional or enhanced indemnification rights), by the Insured or the Company Defendant. It is agreed that amounts which would otherwise be within the definition of Defense Costs for indemnification of Individual Defendants Hsu and Cheng are Defense Costs, unless a court proceeding, arbitration or similar proceeding determines in a final non-appealable decision that such indemnification is not required by the Insured or the Company Defendant.

      k.)   "Final Adjudication" shall mean amounts payable of a judgment or binding arbitration award in the Action not, or no longer, subject to appeal.

      l.)   "Individual Defendants" shall mean Gerald Hsu, Mitsuru Igusa,
      Chih-Liang Cheng, and any other persons who (i) were, or are, officers, directors or employees of the Company Defendant or the Insured and (ii) are, after the Binder Date but before the Expiration Date, named as defendants in the Action.

                                    EXHIBIT C
                                EXHIBITION DRAFT


      m.)   "Insured" shall mean the Named Corporation and its successors.

      n.)   "Interest Calculation Period" shall mean a number of days between
      (i) the Effective Date and the first payment of Loss, (ii) each payment of Loss and the next payment of Loss, and (iii) the final payment of Loss and the Expiration Date or Commutation of this Agreement, if and to the extent that the events described by (i), (ii) or (iii) of this definition have occurred at the time the Interest Element Amount is to be calculated.

      In no event shall any single Interest Calculation Period exceed one hundred eighty days. To effect the intent of the immediately preceding sentence, if any Interest Calculation Period, as defined by (i), (ii) or
      (iii) of this definition, exceeds one hundred eighty days, each one hundred eighty day period shall be deemed to be one Interest Calculation Period. Any days unaccounted for, after the deeming of each one hundred eighty day period to be one Interest Calculation Period under the immediately preceding sentence, shall be deemed to be one, single Interest Calculation Period.

      o.)   "Interest Element Amount" shall mean, up to a maximum amount of
      $250,000,000, the amount calculated by applying the following formula to each Interest Calculation Period to arrive at a total amount for all Interest Calculation Periods:

            (i) the sum of the Base Amount (as defined by 2(c)) and the Interest Element Amount resulting from all preceding Interest Calculation Periods, less

            (ii) the total amount of Loss paid up to and including the Loss payment denoting the beginning of the Interest Calculation Period (for the Interest Calculation Period defined by Clause 2(n)(i), the value of this Clause 2(o)(ii) shall be deemed to be zero (0)), multiplied by

            (iii) the Interest Rate, multiplied by

            (iv) an amount of days equal to the Interest Calculation Period, divided by 365.

      p.)   "Interest Element Remainder Amount" shall mean any amount of the
      Interest Element Amount not expended by the Insurer to pay Loss.

      q.)   "Interest Rate" shall mean 2% per annum.

      r.)   "Loss" shall be equal to any and all amounts of a Settlement or
      Final Adjudication (including compensatory damages, punitive damages, exemplary damages, fines, penalties, and/or multiplied damages, plaintiff's counsel fees and expenses that may be awarded) and Defense Costs. Loss shall include amounts equal to the Insured's or the Company Defendant's own obligation to plaintiff in the Action or their indemnification obligation to the Individual Defendants, based on indemnification obligations required by law, pursuant to the by-laws or charter of the Insured or the Company Defendant, or by

                                    EXHIBIT C
                                EXHIBITION DRAFT

      agreement (provided that any such agreement with or obligation to the Individual Defendants named in the Action as of the Binder Date must have preceded the Binder Date or must be a successor to such agreement or obligation which provides no additional or enhanced indemnification rights), for amounts in satisfaction of the Individual Defendants' obligations to plaintiff in the Action. Loss will be paid from the following elements in the following order (i) Base Amount, until exhausted, (ii) Interest Element Amount, until exhausted, and then (iii) Limits of Liability in excess of the Base Amount and the Interest Element Amount. The Insurer is obligated to pay Loss arising from Defense Costs directly to the billing party (all such bills shall be timely provided to the Insurer if first received by the Insured or the Company Defendant). Amounts paid as indemnification of Individual Defendants Hsu and Cheng are Loss, unless a court proceeding, arbitration or similar proceeding determines in a final non-appealable decision that such indemnification is not required by the Insured or the Company Defendant.

      s.)   "Pre-Binding Fees" shall mean the Term Sheet Fee and the $100,000 non-refundable underwriting fee paid by the Insured to the Insurer on October 17, 2001. Pre-Binding Fees shall be applied as of the Effective Date to reduce, dollar for dollar, the amount of Premium due to the Insurer.

      t.)   "Proposed Disclosure" shall mean Exhibit A to this Agreement.

      u.)   "Settlement" shall mean any voluntary judgment or dismissal in accordance with the terms and provisions of Clause 3 that is the product of stipulation or agreement to settle, enter judgment, voluntarily dismiss, or otherwise finally resolve the Action.

      v.)   "Settlement Proposal" shall mean a proposal to settle the Action made by or on behalf of plaintiff which is either in writing or, if not in writing, is a proposal sufficiently definite to serve as a starting point for negotiation of full terms of a Settlement.

      w.)   "Term Sheet Fee" shall mean that $10,000,000 fee paid on the Binder
      Date in consideration of the Insurer's issuance of the Binder. The Term Sheet Fee is referred to as the Binder Fee in the Binder.

      x.)   "Transaction" shall mean the acquisition of the Company Defendant by the Insured or the merger of the Company Defendant with any affiliate of the Insured. The Insured shall determine the form or manner to effect the Transaction in its sole discretion, provided that the Company Defendant (or its successor) is maintained after the Transaction as a separate legal entity (in good standing) from the Insured, with a separate bank account, officers and board of directors.

      y.)   "Transaction Effective Time" shall mean the business day immediately following



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      the day on which the Transaction becomes effective.

3.    LOSS SETTLEMENT TERMS AND CONDITIONS

      a.)   The Insurer will have the right to exercise full control over the defense of the Action, including but not limited to strategy and tactics and choice of counsel, provided that the Insurer may not change counsel without the consent of the Insured, which consent shall not be unreasonably withheld or delayed. The Insured will have the right to effectively associate in the defense of the Action by the Insurer. The Insured shall give effect to, and shall cause the Company Defendant to give effect to, the Insurer's rights to fully control the defense of the Action, including by provision of such information and cooperation as the Insurer may reasonably require, and shall make a good faith effort to secure the same rights from the Individual Defendants.

      b.)   In relation to Loss incurred by Settlement or Final Adjudication, subject to all of the other terms and provisions of the Agreement, the Insurer's obligation to pay Loss requires that the Insurer pay such Loss to the Insured at a time sufficiently in advance of the time that payment is due to enable the Insured to timely pay such amounts.

      c.)   At the Insured's sole discretion at any time during the Policy
      Period, the Insured may elect a Commutation of this Agreement and receive a loss payment equal to the Commutable Amount within 45 calendar days after the Insurer receives notice of such election. Upon delivery of such payment to the Insured, the Insurer shall have no further obligation under this Agreement and, as a condition precedent to such payment, the Insured shall provide to the Insurer a release and indemnity from the Insured, in form and substance reasonably satisfactory to the Insurer, against any and all further obligation to the Insured, the Company Defendant, or to any of their present, future or former affiliates, subsidiaries, directors, officers and employees, in connection with this Agreement. Immediately upon Commutation and such release of the Insurer, the Expiration Date shall be deemed to have occurred.

      d.)   Except as expressly provided in Clauses 3(c), 3(d) and 3(e), the
      Insurer will have the right to fully, exclusively and directly (at the Insurer's sole discretion) control the discussion, negotiation and terms of all Settlements, provided that (i) the Insured has the right to consent to any Settlement Proposal for equal to or less than the Commutable Amount, which consent shall not be unreasonably withheld or delayed, (ii) the Insurer shall agree to any such Settlement Proposal, and (iii) the Insurer shall reasonably consider any Settlement in excess of the Limit of Liability. For any Settlement Proposal that is equal to or less than the Commutable Amount, if the Insured unreasonably withholds or delays its consent to such Settlement Proposal, and Loss ultimately exceeds the amount that would have been incurred as the result of that Settlement Proposal, then the Insurer shall not be liable for payment of any amounts of Loss in excess of the amount that



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      would have been incurred as the result of agreement to the terms of that
      Settlement Proposal.

      The Insured and the Insurer, as the case may be, shall each promptly notify the other of any Settlement discussions. The Insured shall have the right to associate with the Insurer and to receive information regarding Settlement discussions. The Insured shall have no right to make any representations (except under the circumstances describing permitted disclosures of Confidential Information in Clause 3(g)) to any person regarding possible terms or parameters of a Settlement, without the prior consent, which may be sought and given orally, of the Insurer, in its sole discretion. Any discussions regarding Settlement that the Insured has with the plaintiff, or any person representing the plaintiff, in the Action may be undertaken only with the prior consent, which may be sought and given orally, of the Insurer, in its sole discretion.

      e.)   The Insurer's right to settle (or not) for an amount in excess of the Commutable Amount and less than the Limit of Liability shall be at the Insurer's sole discretion, provided that the Insurer shall evaluate any Settlement as though the Insurer alone bears the entire risk of loss. Provided that the Insurer complies with the immediately preceding sentence, the Insurer may determine not to settle within the Limit of Liability. In such event, the Insurer shall in no circumstances be liable for any amounts in excess of the Limit of Liability, except as and in the amount specifically provided in Clause 12.

      f.)   For all Settlements, the Insured or the Defendants, as applicable, shall have the right to consent or reasonably withhold consent to any terms which are non-monetary and can be satisfied only by future performance or forbearance to perform by the Insured or the Defendants, except that the Insured and the Company Defendant shall be required to consent to any injunctive or similar relief that forbids or limits (i) use of software code misappropriated by the Defendants or (ii) the marketing or sale of product(s) which contain software code misappropriated by Defendants. Notice to the Insurer of any decision to consent or not to consent to any such non-monetary terms shall not be unreasonably delayed.

      If the Insured or the Defendants unreasonably withhold or delay consent, or withhold or delay consent required by the immediately preceding paragraph, to non-monetary terms of a Settlement, and Loss ultimately exceeds the amount that would have been incurred as the result of the Settlement Proposal, then the Insurer shall not be liable for payment of any amounts of Loss in excess of what would have been incurred had the Settlement been consummated.

      g.)   The Insured, on behalf of itself and the Company Defendant (in this paragraph, collectively the "Defendant Parties"), and the Insurer (in this paragraph, with the Defendant Parties, collectively, the "Parties") agree to maintain the confidentiality of the


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      negotiation, issuance, existence, and terms and provisions of the coverage afforded by this Agreement ("Confidential Information") to the extent permitted by law and except to the extent disclosure hereof is necessary to enforce the provisions hereof. The Parties shall not, and shall use all reasonable efforts to cause any of their advisors, investment bankers, representatives, brokers, legal counsel or agents ("Representatives") not to, issue any press release or make any statements or otherwise disclose any information relating to any Confidential Information, including disclosures relating to the settlement or compromise of the Action, to any person, including but not limited to plaintiff in the Action, without the prior written consent of the Insurer, in the case of proposed disclosure by the Defendant Parties, and the Insured, in the case of proposed disclosure by the Insurer. The Parties may disclose Confidential Information to Representatives, accountants and auditors if and only to the extent necessary for those persons to provide their respective services to the Parties, provided that all such disclosures (except those that in the opinion of Insured's legal counsel are subject to some privilege or immunity from disclosure) be accompanied by execution of a confidentiality agreement with terms at least as restrictive as those in this paragraph. The Parties will be responsible for any violation of this provision by their respective Representatives, whether such violation occurs during or after the conclusion of the Representatives' relationship with their respective principals.

      This clause shall not prohibit the Parties from disclosing Confidential Information (i) if legally required to do so, including without limitation as required by the Securities Act of 1933 or the Securities Exchange Act of 1934, (ii) as required by the SEC in connection with its review of the registration statement (and associated documents) for the Transaction, or
      (iii) to other parties if disclosure is limited to that contained in the Proposed Disclosure or the registration statement, provided that the Insured must make a reasonable, good faith effort to obtain the consent of the SEC to the Proposed Disclosure, which contains Confidential Information, prior to making any other or additional required disclosures of Confidential Information. The Insured must (1) inform the Insurer of SEC requests for other or additional disclosures, (2) consult with the Insurer on proposing to the SEC other or additional disclosure that is consistent with the Insurer's interests, and (3) and duly consider any input given by the Insurer. Other than in connection with the Proposed Disclosure, in the event that any Party receives notice of an actual or potential court action the consequence of which may be the creation or enforcement of a legal requirement that either of the Parties (or any of their Representatives) disclose any Confidential Material, the Party on notice of such an attempt to compel disclosure shall promptly notify the other Party hereto so that the other Party may take all steps that they deem advisable to protect the confidentiality agreed to herein. These confidentiality provisions shall continue in full force and effect after the Expiration Date of this Agreement until altered or released in writing by the Parties or five years after the Expiration Date.



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4.    PREMIUM

      a.)   The Premium shall be $335,000,000 and shall be considered
      fully-earned upon receipt and non-cancelable.

      b.)   Premium shall be due on or before the Transaction Effective Time, and provided that the Insured pays the Premium no later than the first business day after the Transaction Effective Time the coverage shall not be deemed void pursuant to Clause 4(c). The Premium due shall be subject to a credit for payment of the Pre-Binding Fees. All payments by the Insured under this Agreement shall be made to:

                        Bank Name:        Chase Manhattan Bank
                        Located at:       55 Water Street
                                          New York, N.Y. 10005
                        ABA#:             021-000-021
                        Account#:         323-160-387
                        Phone#:           1-877-204-1124
                        Account Name:     American International Group

      c.)   In no event shall coverage incept prior to payment of the Premium.
      The failure to pay the Premium as provided by Clause 4(b) shall cause the coverage to be deemed void ab initio.

      d.)   If (i) the Agreement is deemed void for any reason, including as not insurable under the law or as a matter of public policy or as otherwise prohibited by law, other than by operation of Clause 4(c), (ii) a court disallows any payment of Loss for compensatory damages, fines, penalties, exemplary, punitive or other damages as not insurable under the law, as a matter of public policy or as otherwise prohibited by law, or (iii) the Agreement is canceled by operation of Clause 9, then the Insured shall be entitled to a return of Premium calculated as the difference between (1) the sum of the Premium paid and the Interest Element Amount and (2) the sum of the Pre-Binding Fees and any Loss paid or incurred. Under each of the circumstances in this paragraph, it is intended that the Pre-Binding Fees will be deemed to have been in consideration for insurance services rendered.

5.    LIMIT OF LIABILITY  (FOR ALL LOSS - INCLUDING DEFENSE COSTS)

      The Limit of Liability is a variable limit, $500,000,000 IN THE AGGREGATE at the Effective Date, as augmented during the Policy Period by the Interest Element Amount existing at any given time.

      In no event shall the Insured place insurance coverage excess of that provided by this


                                 Page 10 of 18
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      Agreement without the written consent of the Insurer, which shall be at the sole discretion of the Insurer.

      Defense Costs are not payable by the Insurer in addition to the Limit of Liability. Defense Costs are part of Loss and as such are subject to the Limit of Liability for Loss.

6.    SUBROGATION/TREATMENT OF RECOVERED AMOUNTS

      As soon as practicable after the payment of Loss under this Agreement, the Insured shall, shall cause the Company Defendant to, and shall make a good faith effort to cause the Individual Defendants to: (i) assign to the Insurer all of their respective rights of recovery against any other person or entity for loss incurred by the Insured or Defendants for Loss arising out of the Action and (ii) execute all papers required and do everything that may be necessary to secure such rights, including but not limited to the execution of such documents necessary to enable the Insurer to effectively bring suit in the name of the Insured or the Defendants. If assignment of any particular right of recovery is not permissible under applicable law, then the Insured and the Defendants shall agree instead to allow the Insurer to control the assertion and pursuit of any such claim, and the proceeds from any such claim shall be for the benefit of the Insurer to defray Loss paid or incurred. Any recovery made by the Insurer shall be applied against Loss in excess of the sum of the Base Amount and the Interest Element Amount, and any remainder after such application shall be paid over to the Insured in addition to the Commutable Amount at the later of (i) the Commutation or the Expiration Date or (ii) the date any such recovery is made by the Insurer.

      The amount of any recovery made by the Insured or the Company Defendant arising out of the facts alleged in the Action shall reduce the Insurer's obligation to pay Loss under this Agreement. All such amounts shall be deemed to accrue interest at the Interest Rate.

7.    ASSIGNMENT/NO THIRD PARTY BENEFICIARIES

      Neither this Agreement nor any of the rights or obligations hereunder are assignable by either party hereto without the prior written consent of the other party hereto. The rights hereunder shall inure only to the benefit of the Insured and the Insurer, and their respective successors in interest, and no other person or entity, including any or all of the Defendants, shall be deemed a beneficiary thereof.

8.    NON-CANCELLATION

      The Policy shall be noncancelable by both the Insurer (except in accordance with the terms of Clause 9) and the Insured.



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9.    REPRESENTATIONS AND WARRANTIES/COVENANT

      As of the Effective Date, the Insured represents and warrants that:

      a.)   To the knowledge and belief of the Insured, all factual information provided to the Insurer in connection with the underwriting of the coverage provided by this Agreement by the Insured and its officers and employees on or before the Binder Date, whether orally or in writing, was accurate and did not contain any misrepresentations.

      b.)   To the knowledge and belief of the Insured, all factual information provided to the Insurer in connection with the Action by Robert Henske, Steven Shevick, Roger Klein, Paul Sakai, Lars Larsen (and their successors) and counsel, to the extent counsel is authorized by any of the preceding individuals to provide such information, on or after the Binder Date but on or before the Effective Date, whether orally (provided that in the event of a dispute, such communications must by proven by contemporaneous notes or other written records of the conversation) or in writing, is accurate and does not contain any misrepresentations.

      c.)   The statements in Exhibit B (which lists information provided or confirmed by the Company Defendant and its counsel prior to the Effective
      Date) are accurate.

      As of the Effective Date, the Insured, on behalf of itself and the Company Defendant, covenants that:

      d.)   Neither the Insured nor the Company Defendant nor their respective affiliates or subsidiaries shall enter into any employment, consulting, or any other material contractual or business arrangement with Individual Defendants Gerald Hsu, Mitsuru Igusa or Chih-Liang Cheng.

      If the Representations and Warranties are breached in any material respect (or, in the case of Clause 9(d), if that Covenant is breached in any way), the Insurer may cancel the Agreement. In the event of such cancellation, the Insurer shall be relieved of any obligation hereunder and the Insured shall be entitled to payment by the Insurer of the difference between (i) the amount calculated under Clause 4(d) and (ii) the sum of $17,000,000 for each 365 day period and $17,000,000 for any uncompleted 365 day period from the Effective Date through and including the date of cancellation under this Clause.

10. COVENANTS OF INSURER RELATED TO THE CONDUCT, CAUSES OF ACTION AND DAMAGES ALLEGED IN THE ACTION



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      It is expressly understood that the purpose of this Agreement is to provide coverage, subject to all other applicable terms and conditions of the Agreement, for all Loss arising out of all the claims alleged in the Action, including but not limited to claims for willful acts, intentional acts, punitive damages, exemplary damages, fines, penalties, and/or multiplied damages. In this regard, the Insurer expressly covenants the following:

      a.)   The Insurer will not disclaim or deny coverage under this Agreement upon a contention that claims for willful acts, intentional acts, punitive damages, exemplary damages, fines, penalties, and/or multiplied damages are not insurable under the laws of any state or as a matter of public policy or otherwise are prohibited by law;

      b.)   The Insurer will not file or maintain any action or proceeding seeking to determine, disclaim, or deny coverage under the Agreement on the grounds that claims for willful acts, intentional acts, punitive damages, exemplary damages, fines, penalties, and/or multiplied damages are not insurable under the law or as a matter of public policy or otherwise are prohibited by law; and

      c.)   The Insurer will take no action inconsistent with affording coverage under the Agreement, subject to all other applicable terms and conditions of the Agreement, for all the claims alleged in the Action for willful acts, intentional acts, punitive damages, exemplary damages, fines, penalties, and/or multiplied damages.

11.   DISPUTE RESOLUTION

      In relation to any action or proceeding convened under or in connection with this Agreement, the following is hereby stipulated and agreed by the Insurer and Insured, on behalf of itself and the Company Defendant:

      a.)   The venue for any such action or proceeding shall be a court of and within the State of Delaware and the Insurer and the Insured agree to submit to the jurisdiction of any such court;

      b.)   In any such action or proceeding, any right to jury trial will be waived and the action or proceeding will be tried exclusively before a judge;

      c.)   Each party shall bear its own costs of litigation, including but not limited to legal fees and expenses and any costs, in any action or proceeding;

      d.)   In relation to any dispute regarding the insurability of willful acts, intentional acts, punitive damages, exemplary damages, fines, penalties, and/or multiplied damages, the internal laws of the State of Delaware, without reference to any choice of law rules, shall apply; provided that, in the event that such laws are changed or construed so as to


                                 Page 13 of 18
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      prohibit or materially limit the insurability of such willful acts, intentional acts, punitive damages, exemplary damages, fines, penalties, and/or multiplied damages, any jurisdiction of the Insured's choice which allows such shall apply, provided that such jurisdiction has a reasonable relationship to the Insured, the Insurer, the claim in which such damages are awarded, or this Agreement, including, without limitation, the jurisdiction where:

            i.) any Insured resides, is incorporated, has its principal place of business, or transacts business, or

            ii.) the Insurer is incorporated, has its principal place of business or transacts business, or

            iii.) such damages are awarded, or

            iv.) the wrongful acts, willful acts, or other facts and circumstances underlying the claim occurred, or

            v.) this Agreement was negotiated, agreed upon, issued, made, delivered or performed;

      e.)   The Agreement shall be construed so as to provide coverage, subject to all other applicable terms and conditions of the Agreement, for all claims alleged in the Action for willful acts, intentional acts, punitive damages, exemplary damages, fines, penalties, and/or multiplied damages;

      f.)   The internal laws of the state of Delaware shall govern the construction, interpretation and enforcement of all provisions of this Agreement other than those that are the subject of the immediately preceding three paragraphs, without giving effect to Delaware conflict of laws principles; however, those other terms, conditions, provisions and exclusions of this Agreement, which was manuscripted and extensively negotiated by the Insured and the Insurer, are to be construed in an evenhanded fashion as between the parties, including, without limitation, where the language of this Agreement is alleged to be ambiguous or otherwise unclear, the issue shall be resolved in the manner most consistent with the relevant terms, conditions, provisions or exclusions of the Agreement (without regard to authorship of the language and without any presumption or arbitrary interpretation of construction in favor of either party or parties) and in accordance with the intent of the parties; and

      g.)   The Insurer and the Insured agree that they will take no action to challenge any of the provisions of this Clause, that they will assert no position inconsistent with any of those provisions, and that any such action or assertion will be considered a material breach of this Agreement.



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12.   WAIVERS

      In connection with any claim made in connection with this Agreement, the Insured expressly waives any and all claims against the Insurer which might expose the Insurer to liability in addition to or instead of the obligations specifically set forth in this Agreement (except as specifically set forth in the next paragraph), including but not limited to the Loss Settlement Terms and Conditions and Limit of Liability, whether such claim sounds in tort or contract or is based on statute or regulation, for violation of any covenant or duty of good faith and fair dealing or any unfair trade or claims practices or any other type of claim, based on common law, statute or regulation. Nothing in this paragraph shall be deemed to limit or otherwise modify the power of either party hereto to enforce the express contractual obligations, as defined by the Agreement, of the other party hereunder.

      In connection with any dispute over whether a Settlement Proposal requiring payment of Loss in excess of $450,000,000 should be, or should have been, consented to by the Insurer pursuant to Clause 3(e), and not under any other circumstances, the Insurer agrees that in any action or proceeding commenced to enforce the express contractual obligations of Clause 3(e) the Insurer shall be potentially liable, for any damages proven, in a maximum amount $50,000,000 greater than the amount of Loss that would have been payable if the Insurer had consented to the Settlement, provided that under no circumstances shall the Insurer's liability ever exceed $50,000,000 in excess of the Limit of Liability that obtained at the time the Settlement Proposal was made. The Insured waives any rights it may have to obtain punitive damages, exemplary damages, and/or multiplied damages against the Insurer in any action or proceeding in connection with this Agreement.

13.   NOTICES

      All notices under this Agreement shall be in writing and delivered by hand, sent by overnight courier or sent by telecopier to the following persons:

      For the Insurer:

            President
            Loss Mitigation Unit
            National Union Fire Insurance Company of Pittsburgh, Pa 175 Water Street, 10th Floor
            New York, NY 10038

            Tel: 212-458-1484
            Fax: 212-785-4325



                                 Page 15 of 18
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            With a copy to:

            William A. Cotter
            Peabody & Arnold LLP
            50 Rowes Wharf
            Boston, Massachusetts 02110-3342

            Tel: 617-951-2063
            Fax: 617-951-2125

            For the Insured:

            Steven Shevick
            Synopsys, Inc.
            General Counsel
            700 E. Middlefield Road
            Mountain View, CA  94043

            Tel: 650-584-4880
            Fax: 650-584-1780

            With a copy to:

            Lawrence Friedman
            Cleary, Gottlieb, Steen & Hamilton
            One Liberty Plaza
            New York, NY

            Tel: 212-225-2000
            Fax: 212-246-3146

14.   MISCELLANEOUS

      The descriptions in the headings of this Agreement are solely for convenience, and form no part of the terms and conditions of coverage. This Agreement is the entire agreement between the parties with respect to its subject matter, and supersedes any prior oral or written communications between the parties, including without limitation any term sheet or binder agreement. This Agreement may only be amended or the rights of the Insurer and Insured modified in a written amendment signed by both parties.

15.   COUNTERPARTS



                                 Page 16 of 18
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      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.





                                 Page 17 of 18
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      IN WITNESS WHEREOF, the Insured and the Insurer have caused this Agreement to be signed by, in the case of the Insured, its Senior Vice President (or other authorized representative), and, in the case of the Insurer, its Authorized Representative.


                                  SYNOPSYS, INC.

                                  By: _______________________________

                                  Name: Robert B. Henske

                                  Title: Chief Financial Officer, Senior Vice
                                  President - Finance and Operations

                                  Date: ____________________, 2002

                                  BIRMINGHAM FIRE INSURANCE COMPANY OF
                                  PENNSYLVANIA

                                  By: _______________________________

                                  Name: John A. Rudolf

                                  Title: Authorized Representative

                                  Date: ____________, 2002




                                 Page 18 of 18